Exhibit 10.3

AMENDMENT
TO
BEHRINGER HARVARD REIT I, INC.
2005 INCENTIVE AWARD PLAN
The Behringer Harvard REIT I, Inc. 2005 Incentive Award Plan (the “Plan”) is hereby amended as follows:
1.Section 2.1 of the Plan is hereby amended by deleting the definition of “Affiliate” set forth therein in its entirety and substituting the following in lieu thereof:
“2.1    Affiliate means Behringer Harvard Operating Partnership I LP, BHR, Inc., BHR Partners, LLC, HPT Management Services, LLC and Metis Property Investments, LLC.”
2.    Section 2.19 of the Plan is hereby amended by deleting the definition of “Initial Limited Partner” in its entirety.
3.    Section 2.38 of the Plan is hereby amended by deleting the definition of “Unit” set forth therein in its entirety and substituting the following in lieu thereof:
“2.38    Unit shall mean a ‘Profits Interest Unit’ that represents the right to receive profits and appreciation earned by, or which inure to, Behringer Harvard Operating Partnership I LP after the date of issuance of such Unit.”
4.    Section 3 of the Plan is hereby amended by deleting the first two sentences thereof and substituting the following in lieu thereof:
“The total number of Shares that may be issued pursuant to Incentive Awards shall not exceed 12,000,000. Shares underlying Incentive Awards that are forfeited, cancelled, expired or otherwise terminated or held back to cover the exercise price or tax withholding shall be added back to the Shares available for issuance under the Plan.
5.    Section 3 of the Plan is further amended by deleting the fourth sentence thereof.
6.    Section 5.4 of the Plan is hereby amended by deleting the phrase “and the Initial Limited Partner, its partners, and their estates and beneficiaries.”
7.    Section 5.6 of the Plan is hereby amended by deleting this Section in its entirety and substituting the following in lieu thereof:

“5.6    Units as Incentive Awards. To the extent that any Incentive Awards involve Units, the Board shall cause Behringer Harvard Operating Partnership I LP to issue Units pursuant to the terms and provisions of the Plan.”
8.    Section 7.6(d) of the Plan is hereby amended by deleting the phrase “under any applicable agreement among the holders of Units or under the limited liability company agreement of the Initial Limited Partner” and substituting in lieu thereof “under any applicable agreement among the holders of Units or under the partnership agreement of Behringer Harvard Operating Partnership I LP.”
9.    Section 7.6(f) of the Plan is hereby amended by deleting said Section in its entirety and substituting the following in lieu thereof:
“(f)    Other Rights. The holders of Restricted Unit Awards shall be entitled to only such rights as are afforded such holders under the partnership agreement of Behringer Harvard Operating Partnership I LP.”
10.    Section 8 of the Plan is hereby amended by deleting all references to “the Initial Limited Partner” and substituting in lieu thereof “Behringer Harvard Operating Partnership I LP.”
11.    Section 10 of the Plan is hereby amended by deleting the reference to “the Initial Limited Partner” and substituting in lieu thereof “Behringer Harvard Operating Partnership I LP.”
12.    Section 13.1 of the Plan is hereby amended by deleting the reference to “the Initial Limited Partner” and substituting in lieu thereof “Behringer Harvard Operating Partnership I LP.”
13.    Section 13.5 of the Plan is hereby amended by deleting the reference to “the Initial Limited Partnership” and substituting in lieu thereof “Behringer Harvard Operating Partnership I LP.”
14.    The Plan is further amended by deleting Appendix A and Amended and Restated Appendix A in their entireties.
15.    Except as so amended, the Plan in all other respects is hereby confirmed.
IN WITNESS WHEREOF, the Board has caused this Amendment to the Plan to be duly executed on this 31st day of August, 2012.

BEHRINGER HARVARD REIT I, INC.

By: /s/ Telisa Webb Schelin
Name: Telisa Webb Schelin
Title: Senior Vice President - Legal